Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
(NYSE: UFS) (TSX: UFS)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY SECOND QUARTER 2011 FINANCIAL RESULTS

Solid performance despite seasonally high level of scheduled maintenance in the mills

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	Second quarter net earnings of $1.30 per share, earnings before items[1] of $2.37 per share
•	Free cash flow[1] including changes in working capital of $286 million in the second quarter
•	Company recently added to the Standard and Poor’s MidCap 400 Index

Montreal, July 28, 2011 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $54 million ($1.30 per share) for the second quarter of 2011 compared to net earnings of $133 million ($3.14 per share) for the first quarter of 2011 and net earnings of $31 million ($0.71 per share) for the second quarter of 2010. Sales for the second quarter of 2011 amounted to $1.4 billion.

Excluding items listed below, the Company had earnings before items1 of $98 million ($2.37 per share) for the second quarter of 2011 compared to earnings before items1 of $138 million ($3.25 per share) for the first quarter of 2011 and earnings before items1 of $116 million ($2.67 per share) for the second quarter of 2010.

Second quarter 2011 items:

•	Charge of $62 million ($38 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Gains and losses on the sale of property, plant and equipment and business resulting in a charge of $6 million ($5 million after tax); and

•	Closure and restructuring costs of $2 million ($1 million after tax).

First quarter 2011 items:

•	Closure and restructuring costs of $11 million ($8 million after tax);

•	Gains and losses on the sale of property, plant and equipment and business resulting in a revenue of $7 million ($5 million after tax); and

•	Charge of $3 million ($2 million after tax) related to the impairment and write-down of property, plant and equipment.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

Second quarter 2010 items:

•	Loss on sale of the Wood business of $50 million ($50 million after tax);

•	Costs for debt repurchase, including premium paid, of $40 million ($24 million after tax);

•	Charge of $14 million ($9 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Closure and restructuring costs of $5 million ($4 million after tax); and

•	Gains and losses on sale of property, plant and equipment resulting in a revenue of $2 million ($2 million after tax).

“We had a good sales performance from a price and volumes standpoint. However these benefits were more than offset by a seasonally high level of scheduled maintenance in our mills,” said John D. Williams, President and Chief Executive Officer. On paper demand trends, Mr. Williams added, “Domtar paper shipments continue to trend better than forecast with healthy export volumes and good demand in our packaging paper grades. We continue to be successful in servicing our customers while keeping paper inventories tight.”

QUARTERLY REVIEW

Operating income before items1 was $165 million in the second quarter of 2011 compared to an operating income before items1 of $218 million in the first quarter of 2011. Depreciation and amortization totaled $95 million in the second quarter of 2011. When compared to the first quarter of 2011, paper shipments decreased 1% while pulp shipments decreased 4%. The shipments-to-production ratio for paper was 101% in the second quarter of 2011, compared to 102% in the first quarter of 2011. Paper inventories declined by 11,000 tons while pulp inventories decreased by 8,000 metric tons as at the end of June, compared to March levels. Operating loss before items1 of Ariva™, our Paper Merchants segment, remains under pressure and declined by $2 million when compared to the first quarter of 2011. This is mostly due to lower deliveries resulting from difficult market conditions in the paper merchants channel and to the sale of a business unit at the end of the first quarter of 2011.

The decrease in operating income before items1 in the second quarter of 2011 was the result of higher maintenance costs, lower pulp and paper shipments, higher freight costs and higher unit costs for wood fiber and chemicals as well as the negative impact of a stronger Canadian dollar. These factors were partially offset by higher average selling prices in pulp and paper.

(In millions of dollars)	2Q 2011	1Q 2011
Sales	1,403	1,423
Operating income	95	211
Operating income before items[1]	165	218
Depreciation and amortization	95	93

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $306 million including a source of cash resulting from a reduction in working capital of $77 million. Capital expenditures amounted to $20 million resulting in free cash flow1 of $286 million in the second quarter of 2011.

Domtar returned a total of $175 million to its shareholders through a combination of dividend and stock buyback in the second quarter of 2011. Under its stock repurchase program, Domtar repurchased 1,682,047 shares of common stock during the second quarter and a total of 3,210,051 shares of common stock at an average price of $86.88 per share, since the implementation of the program.

On June 23, 2011, the Company entered into a new unsecured $600 million credit agreement maturing in June 2015 to replace the existing secured revolving credit facility of $750 million that was scheduled to mature in March of 2012.

OUTLOOK

Looking into the second half of 2011, the benefits from announced price increases for business papers and lower costs stemming from maintenance in the mills are expected to favorably impact financial results. While selling prices for pulp are likely to decline on average compared to the first half of the year, uncoated freesheet paper shipments for 2011 are expected to remain steady when compared to 2010. Inflation pressures due to recent rises in commodity prices are expected to continue throughout the second half of the year.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its second quarter 2011 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (866) 321-8231 (toll free—North America) or 1 (416) 642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its third quarter 2011 earnings on October 27, 2011 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publishing as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates ArivaTM, an extensive network of strategically located paper distribution facilities. The Company employs approximately 8,500 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

-(30)-

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended June 30 2011	Three months ended June 30 2010	Six months ended June 30 2011	Six months ended June 30 2010
	(Unaudited)
	$	$	$	$
Selected Segment Information
Sales
Papers	1,261	1,317	2,530	2,562
Paper Merchants	190	213	407	425
Wood	—	83	—	150

Total for reportable segments	1,451	1,613	2,937	3,137
Intersegment sales - Papers	(48)	(60)	(111)	(122)
Intersegment sales - Wood	—	(6)	—	(11)

Consolidated sales	1,403	1,547	2,826	3,004

Depreciation and amortization and impairment and write-down of property, plant and equipment
Papers	94	95	186	191
Paper Merchants	1	1	2	2
Wood	—	5	—	10

Total for reportable segments	95	101	188	203
Impairment and write-down of property, plant and equipment - Papers	62	14	65	36

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	157	115	253	239

Operating income (loss)
Papers	91	149	300	269
Paper Merchants	(2)	(1)	1	—
Wood	—	(49)	—	(54)
Corporate	6	(3)	5	(3)

Consolidated operating income	95	96	306	212
Interest expense, net	21	70	42	102

Earnings before income taxes	74	26	264	110
Income tax expense (benefit)	20	(5)	77	21

Net earnings	54	31	187	89

Per common share (in dollars)
Net earnings
Basic	1.31	0.72	4.50	2.07
Diluted	1.30	0.71	4.46	2.05
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	41.1	43.0	41.6	43.0
Diluted	41.4	43.4	41.9	43.4

Cash flows provided from operating activities	306	610	454	733
Additions to property, plant and equipment	20	43	33	74

5/12

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended June 30 2011	Three months ended June 30 2010	Six months ended June 30 2011	Six months ended June 30 2010
	(Unaudited)
	$	$	$	$
Sales	1,403	1,547	2,826	3,004
Operating expenses
Cost of sales, excluding depreciation and amortization	1,056	1,207	2,077	2,349
Depreciation and amortization	95	101	188	203
Selling, general and administrative	88	69	178	153
Impairment and write-down of property, plant and equipment	62	14	65	36
Closure and restructuring costs	2	5	13	25
Other operating loss (income), net	5	55	(1)	26

	1,308	1,451	2,520	2,792

Operating income	95	96	306	212
Interest expense, net	21	70	42	102

Earnings before income taxes	74	26	264	110
Income tax expense (benefit)	20	(5)	77	21

Net earnings	54	31	187	89

Per common share (in dollars)
Net earnings
Basic	1.31	0.72	4.50	2.07
Diluted	1.30	0.71	4.46	2.05
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	41.1	43.0	41.6	43.0
Diluted	41.4	43.4	41.9	43.4

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	June 30 2011	December 31 2010
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	742	530
Receivables, less allowances of $5 and $7	668	601
Inventories	612	648
Prepaid expenses	44	28
Income and other taxes receivable	64	78
Deferred income taxes	117	115

Total current assets	2,247	2,000
Property, plant and equipment, at cost	8,553	9,255
Accumulated depreciation	(4,980)	(5,488)

Net property, plant and equipment	3,573	3,767
Intangible assets, net of amortization	56	56
Other assets	202	203

Total assets	6,078	6,026

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	25	23
Trade and other payables	676	678
Income and other taxes payable	29	22
Long-term debt due within one year	2	2

Total current liabilities	732	725
Long-term debt	824	825
Deferred income taxes and other	962	924
Other liabilities and deferred credits	366	350
Shareholders’ equity
Exchangeable shares	54	64
Additional paid-in capital	2,579	2,791
Retained earnings	519	357
Accumulated other comprehensive income (loss)	42	(10)

Total shareholders’ equity	3,194	3,202

Total liabilities and shareholders’ equity	6,078	6,026

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Six months ended June 30 2011	Six months ended June 30 2010
	(Unaudited)
	$	$
Operating activities
Net earnings	187	89
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	188	203
Deferred income taxes and tax uncertainties	30	3
Impairment and write-down of property, plant and equipment	65	36
Loss on repurcahse of long-term debt	—	40
Net losses (gains) on disposals of property, plant and equipment and sale of businesses	(1)	47
Stock-based compensation expense	2	2
Other	1	(6)
Changes in assets and liabilities, excluding the effects of sale of business
Receivables	(61)	(147)
Inventories	34	79
Prepaid expenses	(13)	(12)
Trade and other payables	(22)	5
Income and other taxes	22	392
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	12	3
Other assets and other liabilities	10	(1)

Cash flows provided from operating activities	454	733

Investing activities
Additions to property, plant and equipment	(33)	(74)
Proceeds from disposals of property, plant and equipment	28	14
Proceeds from sale of businesses	10	97

Cash flows provided from investing activities	5	37

Financing activities
Dividend payments	(21)	—
Net change in bank indebtedness	2	(13)
Repayment of long-term debt	(1)	(530)
Borrowings under accounts receivable securitization program	—	20
Debt issue and tender offer costs	(3)	(26)
Stock repurchase	(234)	(19)
Prepaid on structured stock repurchase	—	(10)
Other	9	(3)

Cash flows used for financing activities	(248)	(581)

Net increase in cash and cash equivalents	211	189
Translation adjustments related to cash and cash equivalents	1	1
Cash and cash equivalents at beginning of period	530	324

Cash and cash equivalents at end of period	742	514

Supplemental cash flow information
Net cash payments for:
Interest	37	41
Income taxes paid	25	3

8/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2011			2010
			Q1	Q2	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings before items” to Net earnings
	Net earnings	($)	133	54	187	58	31	191	325	605
(-)	Alternative fuel tax credits	($)	—	—	—	(18)	—	—	—	(18)
(-)	Cellulose biofuel producer credits	($)	—	—	—	—	—	—	(127)	(127)
(-)	Reversal of valuation allowance on Canadian deferred income tax balances	($)	—	—	—	—	—	—	(100)	(100)
(+)	Impairment and write-down of property, plant and equipment	($)	2	38	40	16	9	9	—	34
(+)	Closure and restructuring costs	($)	8	1	9	14	4	1	1	20
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	(5)	5	—	(1)	48	(18)	—	29
(-)	Loss on repurchase of long-term debt	($)	—	—	—	—	24	—	4	28
(=)	Earnings before items	($)	138	98	236	69	116	183	103	471
( / )	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	42.4	41.4	41.9	43.3	43.4	43.0	42.8	43.2
(=)	Earnings before items per diluted share	($)	3.25	2.37	5.63	1.59	2.67	4.26	2.41	10.90

Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings
	Net earnings	($)	133	54	187	58	31	191	325	605
(+)	Income tax expense (benefit)	($)	57	20	77	26	(5)	21	(199)	(157)
(+)	Interest expense, net	($)	21	21	42	32	70	24	29	155
(=)	Operating income	($)	211	95	306	116	96	236	155	603
(+)	Depreciation and amortization	($)	93	95	188	102	101	97	95	395
(+)	Impairment and write-down of property, plant and equipment	($)	3	62	65	22	14	14	—	50
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	(7)	6	(1)	(1)	48	(14)	—	33
(=)	EBITDA	($)	300	258	558	239	259	333	250	1,081
(/)	Sales	($)	1,423	1,403	2,826	1,457	1,547	1,473	1,373	5,850
(=)	EBITDA margin	(%)	21%	18%	20%	16%	17%	23%	18%	18%
	EBITDA	($)	300	258	558	239	259	333	250	1,081
(-)	Alternative fuel tax credits	($)	—	—	—	(25)	—	—	—	(25)
(+)	Closure and restructuring costs	($)	11	2	13	20	5	1	1	27
(=)	EBITDA before items	($)	311	260	571	234	264	334	251	1,083
(/)	Sales	($)	1,423	1,403	2,826	1,457	1,547	1,473	1,373	5,850
(=)	EBITDA margin before items	(%)	22%	19%	20%	16%	17%	23%	18%	19%

Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	148	306	454	123	610	267	166	1,166
(-)	Additions to property, plant and equipment	($)	(13)	(20)	(33)	(31)	(43)	(38)	(41)	(153)
(=)	Free cash flow	($)	135	286	421	92	567	229	125	1,013
“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	25	25		19	30	26	23
(+)	Long-term debt due within one year	($)	2	2		31	30	22	2
(+)	Long-term debt	($)	825	824		1,600	1,186	961	825
(=)	Debt	($)	852	851		1,650	1,246	1,009	850
(-)	Cash and cash equivalents	($)	(604)	(742)		(314)	(514)	(537)	(530)
(=)	Net debt	($)	248	109		1,336	732	472	320
(+)	Shareholders' equity	($)	3,288	3,194		2,748	2,642	2,811	3,202
(=)	Total capitalization	($)	3,536	3,303		4,084	3,374	3,283	3,522
	Net debt	($)	248	109		1,336	732	472	320
(/)	Total capitalization	($)	3,536	3,303		4,084	3,374	3,283	3,522
(=)	Net debt-to-total capitalization	(%)	7%	3%		33%	22%	14%	9%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2011

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Corporate					Total
			Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4'11	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	209	91	—	—	300	3	(2)	—	—	1	(1)	6	—	—	5	211	95	—	—	306
(+)	Impairment and write-down of property, plant and equipment	($)	3	62	—	—	65	—	—	—	—	—	—	—	—	—	—	3	62	—	—	65
(+)	Closure and restructuring costs	($)	11	2	—	—	13	—	—	—	—	—	—	—	—	—	—	11	2	—	—	13
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	(4)	12	—	—	8	(3)	—	—	—	(3)	—	(6)	—	—	(6)	(7)	6	—	—	(1)
(=)	Operating income (loss) before items	($)	219	167	—	—	386	—	(2)	—	—	(2)	(1)	—	—	—	(1)	218	165	—	—	383
Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	219	167	—	—	386	—	(2)	—	—	(2)	(1)	—	—	—	(1)	218	165	—	—	383
(+)	Depreciation and amortization	($)	92	94	—	—	186	1	1	—	—	2	—	—	—	—	—	93	95	—	—	188
(=)	EBITDA before items	($)	311	261	—	—	572	1	(1)	—	—	—	(1)	—	—	—	(1)	311	260	—	—	571
(/)	Sales	($)	1,269	1,261	—	—	2,530	217	190	—	—	407	—	—	—	—	—	1,486	1,451	—	—	2,937
(=)	EBITDA margin before items	(%)	25%	21%	—	—	23%	—	—	—	—	—	—	—	—	—	—	21%	18%	—	—	19%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

10/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2010

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items’ by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented "Operating income (loss) before items" by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Wood (1)
			Q1’10	Q2’10	Q3’10	Q4’10	YTD	Q1’10	Q2’10	Q3’10	Q4’10	YTD	Q1’10	Q2’10	Q3’10	Q4’10	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	120	149	237	161	667	1	(1)	—	(3)	(3)	(5)	(49)	—	—	(54)
(-)	Alternative fuel tax credits	($)	(25)	—	—	—	(25)	—	—	—	—	—	—	—	—	—	—
(+)	Impairment and write-down of property, plant and equipment	($)	22	14	14	—	50	—	—	—	—	—	—	—	—	—	—
(+)	Closure and restructuring costs	($)	20	5	1	—	26	—	—	—	1	1	—	—	—	—	—
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	—	(3)	(14)	—	(17)	—	—	—	—	—	(1)	49	—	—	48
(=)	Operating income (loss) before items	($)	137	165	238	161	701	1	(1)	—	(2)	(2)	(6)	—	—	—	(6)
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	137	165	238	161	701	1	(1)	—	(2)	(2)	(6)	—	—	—	(6)
(+)	Depreciation and amortization	($)	96	95	96	94	381	1	1	1	1	4	5	5	—	—	10
(=)	EBITDA before items	($)	233	260	334	255	1,082	2	—	1	(1)	2	(1)	5	—	—	4
(/)	Sales	($)	1,245	1,317	1,296	1,212	5,070	212	213	233	212	870	67	83	—	—	150
(=)	EBITDA margin before items	(%)	19%	20%	26%	21%	21%	1%	—	—	—	—	—	6%	—	—	3%

			Corporate					Total
			Q1’10	Q2’10	Q3’10	Q4’10	YTD	Q1’10	Q2’10	Q3’10	Q4’10	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	—	(3)	(1)	(3)	(7)	116	96	236	155	603
(-)	Alternative fuel tax credits	($)	—	—	—	—	—	(25)	—	—	—	(25)
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	—	—	22	14	14	—	50
(+)	Closure and restructuring costs	($)	—	—	—	—	—	20	5	1	1	27
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	—	2	—	—	2	(1)	48	(14)	—	33
(=)	Operating income (loss) before items	($)	—	(1)	(1)	(3)	(5)	132	163	237	156	688
Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	—	(1)	(1)	(3)	(5)	132	163	237	156	688
(+)	Depreciation and amortization	($)	—	—	—	—	—	102	101	97	95	395
(=)	EBITDA before items	($)	—	(1)	(1)	(3)	(5)	234	264	334	251	1,083
(/)	Sales	($)	—	—	—	—	—	1,524	1,613	1,529	1,424	6,090
(=)	EBITDA margin before items	(%)	—	—	—	—	—	15%	16%	22%	18%	18%

‘Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1) As previously reported, we sold 88% of the Wood segment on June 30, 2010 to EACOM Timber Corporation (“EACOM”). During the fourth quarter of 2010, in an unrelated transaction, we sold the remaining 12% of common stock held in EACOM.

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2011			2010
		Q1	Q2	YTD	Q1	Q2	Q3	Q4	YTD
Papers Segment
Sales	($)	1,269	1,261	2,530	1,245	1,317	1,296	1,212	5,070
Intersegment sales - Papers	($)	(63)	(48)	(111)	(62)	(60)	(56)	(51)	(229)
Operating income	($)	209	91	300	120	149	237	161	667
Depreciation and amortization	($)	92	94	186	96	95	96	94	381
Impairment and write-down of property, plant and equipment	($)	3	62	65	22	14	14	—	50
Papers
Papers Production	(‘000 ST)	899	890	1,789	906	882	906	873	3,567
Papers Shipments	(‘000 ST)	913	901	1,814	960	891	896	850	3,597
Uncoated Freesheet	(‘000 ST)	913	901	1,814	925	889	896	850	3,560
Coated Groundwood	(‘000 ST)	—	—	—	35	2	—	—	37
Pulp
Pulp Shipments(a)	('000 ADMT)	375	361	736	388	486	412	376	1,662
Hardwood Kraft Pulp	(%)	20%	19%	19%	40%	38%	37%	24%	35%
Softwood Kraft Pulp	(%)	55%	54%	55%	49%	52%	53%	62%	54%
Fluff Pulp	(%)	25%	27%	26%	11%	10%	10%	14%	11%
Paper Merchants Segment
Sales	($)	217	190	407	212	213	233	212	870
Operating income (loss)	($)	3	(2)	1	1	(1)	—	(3)	(3)
Depreciation and amortization	($)	1	1	2	1	1	1	1	4
Wood Segment
Sales	($)	—	—	—	67	83	—	—	150
Intersegment sales - Wood	($)	—	—	—	(5)	(6)	—	—	(11)
Operating loss	($)	—	—	—	(5)	(49)	—	—	(54)
Depreciation and amortization	($)	—	—	—	5	5	—	—	10
Lumber Production	(Millions FBM)	—	—	—	172	165	—	—	337
Lumber Shipments	(Millions FBM)	—	—	—	164	187	—	—	351
Average Exchange Rates	CAN	0.986	0.968	0.977	1.041	1.028	1.039	1.013	1.030
	US	1.014	1.034	1.024	0.961	0.973	0.962	0.987	0.971

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton, the term “ADMT” refers to an air dry metric ton, and the term “FBM” refers to foot board measure.

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